Exhibit 21.1

SPEEDWAY MOTORSPORTS, INC.

SUBSIDIARIES OF THE COMPANY

•	Atlanta Motor Speedway, LLC, a Georgia limited liability company.

•	Bristol Motor Speedway, LLC, a Tennessee limited liability company.

•	Charlotte Motor Speedway, LLC a/k/a Lowe’s Motor Speedway at Charlotte (“LMS”), a North Carolina limited liability company.

•	600 Racing, Inc. (a wholly owned subsidiary of LMS), a North Carolina corporation.

•	INEX Corporation (a wholly owned subsidiary of LMS), a North Carolina corporation.

•	Las Vegas Motor Speedway, LLC (“LVMS”), a Delaware limited liability Company.

•	Motorsports by Mail, LLC (a subsidiary of SMISC Holdings, Inc.), a North Carolina limited liability company.

•	Nevada Speedway, LLC d/b/a Las Vegas Motor Speedway (a wholly owned subsidiary of LVMS), a Delaware limited liability company.

•	Speedway Consulting and Design, Inc. (a wholly owned subsidiary of LMS), a North Carolina corporation.

•	Speedway Funding, LLC (a wholly owned subsidiary of LVMS), a Delaware limited liability company.

•	Oil-Chem Research Corporation (“OCRC”), an Illinois corporation.

•	SMI Systems, LLC, a Nevada limited liability company.

•	SMISC Holdings, Inc., a/k/a SMI Properties, a North Carolina corporation.

•	SMI Trackside, LLC (a subsidiary of SMISC Holdings, Inc.), a North Carolina corporation.

•	Speedway Motorsports International Limited (“SMIL”) (a subsidiary of OCRC), a British Virgin Islands corporation.

•	Speedway Properties Company, LLC (“SPC”), a Delaware limited liability company.

•	Speedway Media, LLC d/b/a Racing Country USA (a wholly owned subsidiary of SPC), a North Carolina limited liability company.

•	Speedway Sonoma, LLC a/k/a Infineon Raceway, a Delaware limited liability company.

•	Speedway TBA, LLC, a North Carolina limited liability company.

•	Dallas-Ft Worth Motor Speedway, Inc., a Texas corporation.

•	Exploration, LLC (a wholly owned subsidiary of OCRC), a North Carolina limited liability company.

•	Texas Motor Speedway, Inc., a Texas corporation.

•	OOO Visheraneft, a Russian company located near Perm, Russia.

•	OOO Vorga, a Russian company located near Ukhta, Russia.

•	TSI Management Company, LLC (“TSI”) (a wholly owned subsidiary of SMISC Holdings, Inc.), a North Carolina limited liability company.